                                                                     EXHIBIT 5.3


(DECHERT LLP LOGO)                                   Cira Centre
                                                     2929 Arch Street
                                                     Philadelphia, PA 19104-2808
                                                     +1 215 994 4000 Main
                                                     +1 215 994 2222 Fax
                                                     www.dechert.com



May 7, 2007

Altra Industrial Motion, Inc. and the Guarantors (as defined herein) 14 Hayward Street
Quincy, MA 02171

Re: Altra Industrial Motion, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Altra Industrial Motion, Inc., a Delaware corporation (the "Company"), and several of its wholly owned direct and indirect subsidiaries in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the other registrants named therein (the "Guarantors"), including TB Wood's Incorporated, a Pennsylvania corporation ("TBWI"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed issuance by the Company of $105,000,000 aggregate principal amount of 9% Senior Secured Notes due 2011 (the "Exchange Notes") and the proposed issuance by the Guarantors of guarantees (each, an "Exchange Guarantee") with respect to the Exchange Notes. The Exchange Notes and the Exchange Guarantees are to be issued under an Indenture, dated as of November 30, 2005 (as amended and supplemented on February 7, 2006, February 8, 2006, April 24, 2006 and April 5, 2007, the "Indenture"), among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee and collateral agent. As contemplated by a registration rights agreement, dated April 5, 2007, among the Company, the Guarantors and Jefferies & Company, Inc., the Exchange Notes and the Exchange Guarantees are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's outstanding 9% Senior Secured Notes due 2011 (the "Notes") issued on April 5, 2007 pursuant to Rule 144A and Regulation S under the Securities Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following documents:

     (a)  the Registration Statement;

     (b)  the Indenture;

     (c)  the form of the Exchange Notes to be delivered by the Company; and

     (d)  the form of the Exchange Guarantees to be delivered by the Guarantors.

In our capacity as special Pennsylvania counsel, we also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such

U.S. Austin Boston Charlotte Harrisburg Hartford New York Newport Beach Palo Alto Philadelphia Princeton San Francisco Washington DC EUROPE Brussels London Luxembourg Munich Paris

(DECHERT LLP LOGO)                                 Altra Industrial Motion, Inc.
                                                   May 7, 2007
                                                   Page 2


agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In making such examination and rendering the opinion below, we have assumed (i) that all natural persons have the legal capacity to enter into and perform their obligations under the Indenture, the Exchange Notes and the Exchange Guarantees (collectively, the "Transaction Documents"), (ii) that the parties thereto have the power and authority to enter into and perform all obligations under the Transaction Documents, (iii) that the Transaction Documents have been duly authorized, executed and delivered by the parties thereto (except the authorization of the Exchange Guarantee to be issued by TBWI) and (iv) the validity and enforceability of the Transaction Documents against each of the parties thereto (except the validity of the Exchange Guarantee to be issued by TBWI). As to all questions of fact, we have relied, to the extent we deem proper, upon the representations and warranties of the Company and the Guarantors, certificates or comparable documents of officers of the Company and the Guarantors and certificates of public officials.

Our opinion set forth herein is based on our consideration of only those statutes, rules, regulations and judicial decisions that, in our experience, are normally applicable to, or normally relevant in connection with, transactions of the type contemplated in the Transaction Documents, but without having made any special investigation as to the applicability of any specific law, rule or regulation.

The opinion expressed herein is limited to the laws of the Commonwealth of Pennsylvania. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we expressly disclaim any obligation to advise you of any changes therein.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

          a) We have assumed that the execution and delivery by the Company and the Guarantors of each of the Transaction Documents and the performance by the Company and the Guarantors of the obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantors or any of their respective properties is subject;

          b) We do not express any opinion as to (i) the compliance or noncompliance of any party to the Transaction Documents with any state, federal or other laws or regulations applicable to it or them or (ii) provisions related to releases or waivers of legal or equitable rights, discharges of defenses, or reimbursement or

(DECHERT LLP LOGO)                                 Altra Industrial Motion, Inc.
                                                   May 7, 2007
                                                   Page 3


               indemnification in circumstances in which the person seeking reimbursement or indemnification has breached its duties under the applicable Transaction Document, or otherwise, or itself has been negligent, or which violate public policy; and

          c) We have assumed that the Commission will have declared the Registration Statement to be effective under the Securities Act, and such effectiveness under the Securities Act will not have been terminated or rescinded.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the execution, delivery and performance by TBWI of its Exchange Guarantee of the Exchange Notes, in the form examined by us, have been duly authorized by all necessary corporate action by TBWI and (ii) the Exchange Guarantee of TBWI, when duly and validly executed and delivered by or on behalf of TBWI in accordance with the terms of the Indenture and as contemplated in the Registration Statement and duly authenticated by the Trustee, will constitute a valid and binding obligation of TBWI.

Our opinion set forth above is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and (ii) any fraudulent transfer, preference or similar law.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In granting such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,


/s/ Dechert LLP

Dechert LLP


                                        3